As filed with the Securities and Exchange Commission on February 21, 2023

Registration No. 333-127342

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHENANDOAH TELECOMMUNICATIONS COMPANY

(Exact name of registrant as specified in its charter)

Virginia	54-1162807
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

500 Shentel Way
Edinburg, VA	22824
(Address of Principal Executive Offices)	(Zip Code)

2005 Shenandoah Telecommunications Company

Stock Incentive Plan

(Full title of the plan)

Derek C. Rieger

Vice President – Legal, General Counsel and Corporate Secretary

500 Shentel Way

Edinburg, VA 22824

(Name and address of agent for service)

(540) 984-4141

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333- 127342) filed by the Registrant with the Securities and Exchange Commission on August 9, 2005, pertaining to the registration of 480,000 shares of the Registrant’s common stock, no par value per share, issuable under the 2005 Shenandoah Telecommunications Company Stock Incentive Plan (the “Plan”). The Registrant is filing this Post-Effective Amendment No. 1 to deregister all securities that have not been sold or otherwise issued under the Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and that it has duly caused this Post-Effective Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Edinburg, Commonwealth of Virginia, on February 21, 2023.

SHENANDOAH TELECOMMUNICATIONS COMPANY

By:	/s/ Christopher E. French
Name: Christopher E. French
Title: President and Chief Executive Officer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1.